Exhibit 10.26

NEGATIVE PLEDGE AGREEMENT

The undersigned, NEW BRIGHTON BUSINESS CENTER, LLC (the "Company") hereby irrevocably agrees with Wells Fargo Bank, National Association, its successors or assigns (the "Bank") that in connection with its guaranty of the indebtedness of Medtox Scientific, Inc., Medtox Diagnostics, Inc., and Medtox Laboratories, Inc., so long as Bank maintains any loans or other extensions of credit for the benefit of Medtox Scientific, Inc., Medtox Diagnostics, Inc., and Medtox Laboratories, Inc., the Company will not incur, create, assume or suffer to exist any security interest, pledge, lien, charge or other encumbrance of any nature whatsoever on any inventory, equipment, accounts or other rights to payment, or general intangibles, whether now owned or hereafter acquired and wherever located, or on the real estate described as follows:

See attached Exhibit A

except:

1.          Liens imposed by law, incurred in good faith in the ordinary course of business, and liens arising out of a judgment or award with respect to which an appeal is being prosecuted, a stay of execution pending such appeal having been secured;

2.          Security interests, pledges, liens, charges or other encumbrances granted to the Bank at any time.

3.          Security interests, pledges, liens, charges or other encumbrances in existence as of the date of this Agreement, and which have been disclosed to the Bank in writing prior to the execution of this Agreement.

The undersigned further agrees that it will not, so long as there is any indebtedness or credit facilities from the Bank to Medtox Scientific, Inc., grant to any other party a negative pledge or in any way agree to keep its assets free from liens or security interests.

The undersigned acknowledges that failure to comply with the terms of this Agreement, unless waived by Bank in writing, shall constitute an event of default under any and all notes, credit agreements or other documents that may be in effect between Medtox Scientific, Inc. and the Bank at the time of such default.

Dated: March 16, 2006	NEW BRIGHTON BUSINESS CENTER, LLC

By: /s/ Kevin J. Wiersma
Its: VP, CFO

tb1579j1

EXHIBIT A

Legal Description of the Land

New Brighton II:

PARCEL 1:

That part of the North 253.16 feet of the South 1100.0 feet of Section 32, Township 30 North, Range 23 West of the 4th Principal Meridian, lying Westerly of the Westerly Right of Way line of U.S. Interstate Highway No. 35W as described in Final Certificate Document No. 1695522, and lying Easterly of the Easterly Right of Way line of Minnesota Transfer Railway Co. Said property being a part of Lot 2, Auditor’s Subdivision No. 26, Ramsey County, Minnesota.

PARCEL 2:

That part of Lot 2, Auditor’s Subdivision No. 26, Ramsey County, Minnesota lying Westerly and Southerly of the following described line:

Beginning at a point on the South line of Section 32, Township 30 North, Range 23 West, distant 677.15 feet West of the Southeast corner of said Section 32; thence run Northeasterly at an angle of 82 degrees 22 minutes 53 seconds with said South section line 1233.54 feet; thence run Northwesterly at right angles 500 feet and terminating, except the Southerly 1100 feet of said Section 32, and except the Easterly 168 feet thereof; subject to United States Pipe Line Tract, said tract being 33 feet in width the centerline of which is described as follows:

Beginning at a point on the Easterly line of said Section 32, 867.2 feet Southerly of the Northeast corner of the Southeast Quarter of said Section 32; thence South 57 degrees 31 minutes West, 1147.7 feet, more or less, to a point on the Easterly right of way line, Minnesota Transfer Railway and there terminating, said point being 1118.0 feet due North of the South line of said Section 32.

PARCEL 3:

That part of the South 356.94 feet of Section 32, Township 30 North, Range 23 West of the 4th Principal Meridian, lying Westerly of the Westerly Right of Way line of U.S. Interstate Highway No. 35W as described in Final Certificate, Document No. 1695522, and lying Easterly of the Easterly Right of Way line of Minnesota Transfer Railway Co., said property being a part of Lot 2, Auditor’s Subdivision No. 26, Ramsey County, Minnesota.

Together with the Easements created by Declaration of Easements and Partial Releases of Mortgages dated as of December 1, 1983, recorded January 12, 1984, as Document No. 2206885, as shown on survey prepared by Mark D. Kemper of Kemper & Associates, Inc. certified on November 3, 1998.

New Brighton I:

That part of the North 489.9 feet of the South 846.84 feet of Section 32, Township 30 North, Range 23 West of the 4th Principal Meridian, lying westerly of the westerly right-of-way line of U.S. Interstate Highway No. 35W as described in Final Certificate Document No. 1695522, and lying easterly of the easterly right-of-way line of Minnesota Transfer Railway Co., said property being a part of Lot 2, Auditor’s Subdivision No. 26, Ramsey County, Minnesota.

Together with the easements created by Declaration of Easements and Partial Releases of Mortgages dated as of December 1, 1983, recorded January 12, 1984, as Document No. 2206885.